Exhibit 99.1

Contact:

Rebecca Chambers

Director, Investor Relations and Corporate Communications

(801) 584-1143

rchambers@myriad.com

FOR IMMEDIATE RELEASE

MYRIAD GENETICS MAKES STRATEGIC DEBT INVESTMENT WITH EXCLUSIVE

OPTION TO ACQUIRE CRESCENDO BIOSCIENCE

SALT LAKE CITY – September 8, 2011 – Myriad Genetics Inc. (NASDAQ: MYGN) today announced that it has made a $25 million strategic debt investment in Crescendo Bioscience of South San Francisco, CA and secured an exclusive, three-year option to acquire the company. The potential acquisition of Crescendo Bioscience would expand Myriad’s already strong portfolio of transformative molecular diagnostic products to include products for autoimmune disorders, such as rheumatoid arthritis. Additionally, if the option is exercised, the acquisition of Crescendo Bioscience would add a sixth disease specialty, Rheumatology, to Myriad’s current strategic focus which includes Oncology, Preventative Care, Urology, Dermatology, and Neuroscience.

“Myriad is committed to investing for future growth,” said Pete Meldrum, President and Chief Executive Officer of Myriad Genetics. “As part of this commitment, we have identified Crescendo Bioscience as a franchise with strong potential; one which we believe can transform the management of chronic inflammatory diseases.”

Crescendo Bioscience is a leader in the development of molecular diagnostic tests for patients suffering from autoimmune disorders, including rheumatoid arthritis. Crescendo Bioscience’s first product, Vectra DA™, is the only blood-based molecular diagnostic test available that can determine the level of disease activity in patients with rheumatoid arthritis. Based on 12 key biomarkers to provide deeper insight into the biology of disease, the product offers a baseline assessment of disease post diagnosis, so that a patient’s disease progression can be tracked by a physician and appropriate intervention can be made at the optimal time.

“Crescendo Bioscience has been successful to date in developing a very promising product to meet a significant unmet clinical need,” said William Hagstrom, President and Chief Executive Officer of Crescendo Bioscience. “We believe we can build on this success and continue to develop our pipeline to its full potential. Our unique business model is poised for significant growth in the underserved market for autoimmune disorders, and we look forward to the possibility of working with Myriad to advance our diagnostics for patients with RA and other inflammatory diseases.”

Myriad has obtained from Crescendo Bioscience an exclusive, three-year option to acquire the company. The option may be exercised at Myriad’s discretion if Crescendo Bioscience attains a minimum revenue milestone during the three-year option term, in which case the purchase price will be based on a predetermined multiple of revenue based on the growth rate of Crescendo Bioscience at the time of option exercise. If Crescendo Bioscience does not attain the minimum revenue milestone during the three-year option term, Myriad will have a one-time right to exercise the option at the end of the option term and acquire Crescendo Bioscience for a fixed purchase price in lieu of the formula price. In either case, the purchase price will be all cash. In order to facilitate the potential option exercise, Myriad and Crescendo Bioscience have entered into a definitive merger agreement that has been approved by the requisite vote of Crescendo Bioscience’s stockholders. In connection with the option, Myriad has loaned Crescendo Bioscience $25 million for a period of six years at an interest rate of 6 percent, with interest payable annually and principal payable upon maturity.

About Crescendo Bioscience, Inc.

Crescendo Bioscience is a molecular diagnostics company focused in rheumatology and located in South San Francisco, CA. Crescendo Bioscience develops quantitative, objective, biology-based tests to provide rheumatologists with deeper clinical insights to help enable more effective management of patients with autoimmune and inflammatory diseases. For more information, please visit the company’s website at www.CrescendoBio.com.

About Myriad Genetics

Myriad Genetics, Inc. (NASDAQ: MYGN) is a leading molecular diagnostic company dedicated to developing and marketing transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess a patient’s risk of disease progression and disease recurrence. Myriad’s portfolio of nine molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a focus on improving an individual’s decision making process for monitoring and treating disease. With fiscal year 2011 annual revenue of over $402 million and more than 1,000 employees, Myriad is working on strategic directives, including new product introductions, companion diagnostics, and international expansion, to take advantage of significant growth opportunities. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, Colaris, Colaris AP, Melaris, TheraGuide, Prezeon, OnDose, Panexia and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the potential acquisition of Crescendo Bioscience and the addition of one or more new products to Myriad’s product portfolio, as well as the potential for Crescendo Bioscience to commercialize its existing product, to undergo significant growth and to develop transformative products. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; the risk that we may be unable to expand into new markets outside of the United States; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services and any future products are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of healthcare payment systems; risks related to our ability to obtain new corporate collaborations and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we acquire; the development of competing tests and services; the risk that we or our licensors may be unable to protect the proprietary technologies underlying our tests; the risk of patent-infringement and invalidity claims or challenges of our patents; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required.